UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12
GRANITE FALLS ENERGY, LLC

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2009 ANNUAL MEETING OF MEMBERS
To Be Held On: Thursday, March 19, 2009

To our members:

The 2009 Annual Meeting of Members (the “2009 Annual Meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 19, 2009, at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2009 Annual Meeting will commence at 9:00 a.m. The purposes of the meeting are to:

•	Elect two (2) Governors to serve until the 2012 Annual Meeting of Members and until their successors are elected;

•	Transact such other business as may properly come before the 2009 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (320) 564-3100.

Only members listed on the Company’s records at the close of business on February 27, 2009 are entitled to notice of the 2009 Annual Meeting and to vote at the 2009 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by our accounting firm, Christianson & Associates, PLLP, 302 5th St SW, Willmar, MN 56201, no later than 5:00 p.m. on Monday, March 16, 2009.

All members are cordially invited to attend the 2009 Annual Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Christianson & Associates, Attention: Heather Michalski, at (320) 235-5962 or mail it to Christianson & Associates, PLLP, Attention: Heather Michalski, at 302 5th Street SW, Willmar, MN 56201, using the enclosed envelope.

By order of the board of governors,

/s/ PAUL ENSTAD
Paul Enstad
Chairman

Granite Falls, Minnesota
February 27, 2009

NOTICE OF 2009 ANNUAL MEETING OF MEMBERS
Proxy Statement
FORWARD-LOOKING STATEMENTS
SECTION II -- PROPOSALS TO BE VOTED UPON
SECTION III -- REQUIRED INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF GOVERNORS’ MEETINGS AND COMMITTEES
MEMBER PROPOSALS
GOVERNOR NOMINATIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
GOVERNOR COMPENSATION
ANNUAL REPORT AND FINANCIAL STATEMENTS

Granite Falls Energy, LLC
1504 Highway 23 S.E.
Granite Falls, MN 56241-0216

Proxy Statement
Annual Meeting of Members
Thursday, March 19, 2009

The enclosed proxy is solicited by the board of governors of Granite Falls Energy, LLC (the “Company”, “we”, “us”, “our”) for use at the 2009 Annual Meeting of members of the Company to be held on Thursday, March 19, 2009 (the “2009 Annual Meeting”), and at any adjournment thereof. The 2009 Annual Meeting will be held at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2009 Annual Meeting will commence at 9:00 a.m.

This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about February 27, 2009.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the 2009 Annual Meeting: this section provides answers to frequently asked questions regarding the purpose of the Annual Meeting and meeting procedures.

•	Proxy Proposals: this section provides information and a detailed explanation of the proposals to be voted on at the 2009 Annual Meeting.

•	Required Information: this section provides information that is required by law to be included in the Company’s Proxy Statement, which has not been included in Sections I and II.

SECTION I — QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The board of governors is soliciting your proxy to vote at the 2009 Annual Meeting because you were a member of the Company at the close of business on February 27, 2009, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	The election of two governors. The following persons have been nominated by the nomination committee to fill the two open seats of the board of governors: Dean Buesing, Dennis Wagner and Rodney Wilkison. Detailed information on each nominee is provided below at “SECTION II — PROPOSALS TO BE VOTED ON, ELECTION OF GOVERNORS.” The board of governors believes each of the three nominees are well qualified to serve as governors of the Company, however, the board of governors has not taken a position on recommending any of the above nominees for election as governors by the members.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned of record by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What is the voting requirement to elect the governors?

A:	In the election of governors, the two nominees receiving a plurality vote of the membership units will be elected, however, the units owned by Glacial Lakes Energy (“GLE”) and Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. The two nominees receiving the greatest number of votes relative to the votes cast for the competing nominees will be elected as governors regardless of whether an individual nominee receives a vote of a majority of the votes cast.

Q:	How many membership units are outstanding?

A:	On February 27, 2009, there were 30,656 membership units outstanding. Of the 30,656 outstanding membership units, the units owned by GLE and Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. Together, GLE and Fagen, Inc. own a total of 8,425 membership units. Accordingly, only 22,231 membership units are permitted to vote in our election of governors.

Q:	What is the effect of an abstention?

A:	Because governors are elected by a plurality vote, abstentions will not be counted as a vote in favor of or against any nominee. However, abstentions will be counted for the purpose of determining whether the 40 percent quorum requirement has been met. As indicated on the enclosed proxy card, if you do not mark any choices for the governors on the proxy card, your proxy will be deemed an abstention.

Q:	What constitutes a quorum?

A:	As of the record date, we had 30,656 membership units issued and outstanding. The presence of members holding 40 percent of the total outstanding membership units constitutes a quorum. Accordingly, we need 12,263 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2009 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

• Proxy card.  The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2009 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2009 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Christianson & Associates, Attention: Heather Michalski, at (320) 235-5962. If you sign and return the proxy card without specifying your choices, your proxy will be deemed an abstention for the election of governors and thus will not be counted as a vote in favor of or against any nominee. The Proxy for the 2009 Annual Meeting of the Members is Myron Peterson.

• In person at the 2009 Annual Meeting. All members may vote in person at the 2009 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

• Voting in person at the 2009 Annual Meeting; or

• Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Monday, March 16, 2009.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices on the proxy card, then your votes will be deemed abstentions. If you only mark one choice on the proxy card, then the Proxy will vote your units ONLY for the person you chose. If you vote for three choices, then your ballot will be nullified and your units will not be counted. In this situation, however, your units will be included in the determination of whether a quorum is present.

If any other matters are properly presented to the 2009 Annual Meeting for action, the Proxy will vote the proxy cards (which confer discretionary authority to vote on such matters) in accordance with his best judgment.

Q:	Do I have dissenters’ rights to any matter acted upon during the Annual Meeting?

A:	No. The election of governors is not a circumstance in which the Minnesota Limited Liability Company Act or the Company’s member control agreement provides members with dissenters’ rights. Pursuant to the Minnesota Limited Liability Company Act, dissenters’ rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. In addition, the Company’s member control agreement does not provide for any dissenters’ rights for our members.

Q:	Who can attend the 2009 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2009 Annual Meeting.

Q:	What is the record date for the 2009 Annual Meeting?

A:	February 27, 2009.

Q:	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q:	What is a member proposal?

A:	A member proposal is your recommendation that the Company and/or the board of governors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals for the 2010 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals and governor nominations due for the 2010 Annual Meeting?

A:	We intend to hold our 2010 Annual Meeting during the last week of March 2010. In order to be considered for inclusion in next year’s proxy statement, member proposals, including governor nominations, must be submitted in writing to the Company by November 1, 2009. The proposal must be in accordance with the provision of Rule 14a — 8 promulgated by the SEC under the Exchange Act. The Company suggests that proposals for the 2010 Annual Meeting of members be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2010 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than December 15, 2009. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2010 Annual Meeting by December 15, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2010 Annual Meeting by December 15, 2009, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

•	Changes in the availability and price of corn and natural gas;

•	Changes in our business strategy, capital improvements or development plans;

•	Results of our hedging transactions and other risk management strategies;

•	Decreases in the market prices of ethanol and distillers grains;

•	Ethanol supply exceeding demand; and corresponding ethanol price reductions;

•	Changes in the environmental regulations that apply to our plant operations;

•	Our ability to generate sufficient liquidity to fund our operations, debt service requirements and capital expenditures;

•	Changes in plant production capacity or technical difficulties in operating the plant;

•	Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries;

•	Lack of transport, storage and blending infrastructure preventing ethanol from reaching high demand markets;

•	Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);

•	Changes and advances in ethanol production technology;

•	Effects of mergers, consolidations or contractions in the ethanol industry;

•	Competition from alternative fuel additives;

•	The development of infrastructure related to the sale and distribution of ethanol;

•	Our inelastic demand for corn, as it is the only available feedstock for our plant;

•	Our ability to retain key employees and maintain labor relations; and

•	Volatile commodity and financial markets.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement. We are not under any duty to update the forward-looking statements contained in this proxy statement. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-

looking statements, which speak only as of the date of this proxy statement. You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

SECTION II — PROPOSALS TO BE VOTED UPON

ELECTION OF TWO GOVERNORS

Six (6) elected and three (3) appointed governors comprise our board of governors. The six elected governor positions are currently divided into three classes. Two governors are to be elected by the members at the 2009 Annual Meeting and the terms of the remaining elected governors expire in either 2010 or 2011. The Company’s current elected governors and their respective terms are as follows:

Term Expires 2009	Scott Dubbelde	Class II Governor
	Rod Wilkison	Class II Governor
Term Expires 2010	Paul Enstad	Class III Governor
	Julie Oftedahl-Volstad	Class III Governor
Term Expires 2011	Shannon Johnson	Class I Governor
	Ken Berg	Class I Governor

At the 2007 annual meeting, Paul Enstad and Julie Oftedahl-Volstad were re-elected to serve a three-year term until the 2010 annual meeting. At the 2008 annual meeting, Shannon Johnson and Ken Berg were re-elected to serve a three-year term until the 2011 annual meeting.

The nominating committee of the board of governors has nominated Dean Buesing, Dennis Wagner and Rodney Wilkison as nominees for election. Mr. Wilkison has served on the board of governors since 2006. Mr. Buesing and Mr. Wagner have not previously served on the board of governors.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2009 Annual Meeting:

		Year First
		Became a
		Governor	Term Expires
Name and Principal Occupation	Age	(if applicable)	(if applicable)

Rod Wilkison, Consulting Business Owner	54	December 2006	2009
Dennis Wagner, Construction Company CEO	57	—	—
Dean Buesing, Grain Farmer	56	—	—

Biographical Information for Nominees

Dean Buesing — Age 56, Nominee.  Mr. Buesing and his brother have been farming near Granite Falls since 1973, raising corn and soybeans. Mr. Buesing also operates a farrow to finish swine operation. Since 1980, he has served as president of Buesing Farms, Inc. He is also President of Buesing, Buesing, LLC, which is a farming operation formed in 2006. Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, MN from 1998 to 2002. Minnesota Corn Processors, LLC was bought by Archer Daniels Midland in 2002. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee. Mr. Buesing is currently a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was also a director and treasurer of Yellow Medicine Soybean Growers. He is also currently a member of the Minnesota Soybean and Corn Growers Associations.

Rod Wilkison — Age 54, At-Large Governor and Nominee.  Mr. Wilkison was initially appointed to an at-large board seat in December 2006 and elected as an at-large governor in 2007. Mr. Wilkison has served as a member of the Audit Committee since being elected as an at-large governor in 2007. He also served as a member of the Nominating Committee for the 2008 election of governors. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor.

Dennis Wagner — Age 57, Nominee.  For the past five years, Mr. Wagner has been owner and president of Wagner Construction, Inc., a highway and heavy construction contractor specializing in sewer, water, grading and logging operations in South International Falls, Minnesota. He has also been president of Wagner Logging since 1974. Mr. Wagner has been president of Logs-R-Us since 1988 and president of Recreational Land Developers since 2005. From 1980 to 1984, Mr. Wagner was vice president of Derden Forest Products. From 1993 to 2003, he was president of Nagurski Oil.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The two nominees receiving the greatest number of votes relative to the other nominees will be elected as governors. As indicated on the proxy card, if you do not mark any choices for governors on the proxy card, then your votes will be deemed abstentions. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD BELIEVES EACH OF THE THREE NOMINEES IS WELL QUALIFIED TO SERVE AS A GOVERNOR OF THE COMPANY, HOWEVER, THE BOARD HAS NOT TAKEN A POSITION ON RECOMMENDING ANY OF THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2009 ANNUAL MEETING.

SECTION III — REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Jon T. Anderson — Age 45, Alternate GLE Appointed Governor.  Mr. Anderson was designated, in 2006, by Glacial Lakes Energy, LLC (“GLE”) as its alternate governor to act in the absence of a GLE appointee governor. In April 2008, GLE chose to replace its alternate board seat and replaced Mr. Anderson with Terry Little. Mr. Anderson has been farming near Bryant, South Dakota since 1982. He raises corn, soybeans, wheat and has a cow/calf operation.

Ken Berg — Age 48, At-Large Governor and Vice Chairman.  Mr. Berg is the president and a partner of Exetare Partners, LLP, a 15,000 head farrow to finish swine operation located in Clarkfield, Minnesota, since 1995. Prior to Mr. Berg’s appointment to an at-large board seat in December 2006, he had been Fagen, Inc.’s appointee to the board of governors since October 2006. Mr. Berg has served on his church council for 20 years

Chad Core — Age 37, Fagen, Inc. Appointed Governor.  In 2007 Fagen, Inc. exercised its right to appoint one of its representatives to the board of governors of the Company. Fagen, Inc. appointed Mr. Core to fill its appointed seat. Mr. Core serves at the pleasure of Fagen, Inc. In 2006, Mr. Core joined Fagen, Inc. in Granite Falls, Minnesota as a fuel ethanol project developer in Fagen, Inc.’s marketing department. Since November 2008, he has served as a governor on the Platinum Ethanol, LLC board of governors. Prior to joining Fagen, Inc., Mr. Core served in the U.S. Army as a Counterintelligence Agent and as an Investigative Consultant for the Department of Defense.

Scott Dubbelde — Age 47, At-Large Governor.  Scott Dubbelde has served on the board of governors of the Company since its inception. For the past 17 years, Mr. Dubbelde has been the general manager of the Farmers Cooperative Elevator Company, a member of the Granite Falls Energy. He has over 24 years of experience in the grain elevator business. In his capacity as general manager of Farmers Cooperative Elevator Company, he is responsible for all day-to-day business operations and has both financial and operational responsibility for Farmers Cooperative Elevator Company. Farmers Cooperative Elevator Company is the exclusive grain supplier for our ethanol plant, see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Mr. Dubbelde’s term as governor expires upon the election of governors at the 2009 Annual Meeting.

Paul Enstad — Age 49, At-Large Governor and Chairman of the Board of Governors.  Mr. Enstad has served on the board of governors of the Company since its inception. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He serves on the board of directors of Farmers Cooperative Elevator Company, a member of the Company. In such capacity, he attends board meetings of Farmers Cooperative Elevator Company and otherwise provides periodic, informal business advice. Farmers Cooperative Elevator Company purchases agricultural products from its members and stores them for resale to food processors and sells agricultural goods and services to its members utilizing group buying leverage to obtain discounts not otherwise generally available to individual cooperative members, see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Shannon Johnson — Age 47, At-Large Governor.  Mr. Johnson has served on the board of governors of the Company since its inception. Mr. Johnson has been farming in eastern Yellow Medicine County since 1979. He produces corn, soybeans and sugar beets on 1,000 acres. He is co-owner and secretary of a farrow to finish swine operation and currently serves as the Hazel Run Township clerk. He formerly served on the Hazel Run Lutheran Church council. He is a Yellow Medicine County Corn Board member and a Soybean Growers member.

Terry Little — Age 49, Alternate GLE Appointed Governor.  Mr. Little was designated, in 2008, by GLE as its alternate governor to act in the absence of a GLE appointee governor. Mr. Little has been serving as a GLE appointee to the board of governors since October 2004 and serves at the pleasure of GLE. Mr. Little has been farming in Watertown, South Dakota since 1985. He and his brother currently farm together as a partnership and raise livestock and grain. He serves on the board of managers of GLE. After growing up on a farm near Watertown, Mr. Little attended South Dakota State University and Iowa State University and received a degree in Veterinary Medicine. After a brief career in veterinary medicine, Mr. Little returned to the family farm and his current farming operation.

Terry Mudgett — Age 54, GLE Appointed Governor.  Mr. Mudgett has been serving as a GLE appointee to the board of governors since October 2004 and serves at the pleasure of GLE. He also serves on the board of managers of GLE. He has been a farmer for the past 26 years in Clark County, South Dakota and currently has a grain operation and cattle feeding and cow/calf operation.

Julie Oftedahl-Volstad — Age 54, At-Large Governor and Secretary.  Ms. Oftedahl-Volstad has served on the board of governors of the Company since its inception. She has been farming along the Yellow Medicine River near Hanley Falls, Minnesota since 1978 on a farm homesteaded in 1873 by her great-great-grandfather. She farms in partnership with her three brothers, principally growing corn and soybeans, and wheat. She has a degree in Sociology from Southwest Minnesota State University. She is an active member of Yellow Medicine Lutheran Church and has served on the church council in the past. She is also on the board of Neighbors United Resource Center, a support organization. Since 2005, Ms. Oftedahl-Volstad has also been on the board of Valley Promotions, Inc., d/b/a Riverview Apartments.

Myron D. Peterson — Age 64, Alternate At-Large Governor.  Mr. Peterson was designated in 2004 by our at-large governors as our at-large alternate generally to act in the absence of an at-large governor. He farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1972, growing about 3,300 acres of corn and soybeans in western Renville County, Minnesota. Mr. Peterson served seven years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council, now serving as vice chairman. He has been a supervisor for Hawk Creek Township for the past 31 years and County Township secretary-treasurer for Renville County for 28 years.

Mark Schmidt — Age 46, GLE Appointed Governor.  Mr. Schmidt has been serving as a GLE appointee to the board of governors since 2008 and serves at the pleasure of GLE. He also serves on the board of managers of GLE. Mr. Schmidt has been farming in the Gary, South Dakota area since 1993. The farming operation consists of corn, soybeans and wheat and also a cow/calf operation. After growing up on a farm in the Marietta, Minnesota area,

Mr. Schmidt attended South Dakota State University where he received his degree in Animal Science/Business. Mr. Schmidt spent eight years in the agricultural banking industry in South Dakota and Montana prior to returning to the farming operation.

Biographical Information on Officers and Significant Employees

Tracey Olson — Age 42, Chief Executive Officer.  Mr. Olson joined the Company in 2006 as an advisor to the board of governors. In December 2006, Mr. Olson was hired as the Company’s Chief Executive Officer. Prior to that, Mr. Olson worked for Fagen Engineering, LLC of Granite Falls, Minnesota at various positions from 1996 to 2006. Mr. Olson’s most recent position at Fagen Engineering, LLC was the vice president of electrical engineering, which he held for approximately one year. Prior to serving as the vice president of electrical engineering, Mr. Olson had been an electrical engineering department head.

Stacie Schuler — Age 36, Chief Financial Officer.  Ms. Schuler joined the Company in summer 2005 as Controller. In February 2006 Ms. Schuler was promoted to Chief Financial Officer for the Company. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.

Chad Friese — Age 36, Former Risk Manager.  Mr. Friese worked as a risk manager for the Company from 2007 until the time he resigned in September 2008. Mr. Friese grew up on a small farm in Barrett, Minnesota and graduated from Concordia College in Moorhead, Minnesota. Mr. Friese held positions as an agronomy manager, grain manager and general manager at a facility in Breckenridge, Minnesota prior to taking the risk manager position at Granite Falls.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 27, 2009, the following beneficial owners owned or held 5% or more of our outstanding membership units:

	Name and	Amount and
	Address of	Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class

Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE	6,525 Membership
	Watertown, SD 57201	Units(1)	21.28%
Membership Units	Fagen, Inc. 501 W. Highway 212 P.O. Box 159	1,925 Membership
	Granite Falls, MN 56241	Units	6.28%

(1)	Includes 25 units owned by Madison Energy, LLC, a subsidiary of GLE.

SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES

As of our fiscal year ended October 31, 2008, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation. As of February 27, 2009, members of our board of governors, nominees to our board of governors and executive officers own membership units as follows:

		Amount and
	Name of	Nature of	Percent of
Title of Class	Beneficial Owner(1)	Beneficial Ownership	Class

Membership Units	Paul Enstad(2) (3)	775 Units	2.53%
Membership Units	Tracey Olson	20 Units	0.07%
Membership Units	Stacie Schuler	5 Units	0.02%
Membership Units	Scott Dubbelde(3)	660 Units	2.15%
Membership Units	Julie Oftedahl-Volstad(4)	63 Units	0.21%
Membership Units	Shannon Johnson	100 Units	0.33%
Membership Units	Myron Peterson(5)	60 Units	0.20%
Membership Units	Ken Berg(6)	80 Units	0.26%
Membership Units	Terry Mudgett(7)	6,585 Units	21.48%
Membership Units	Terry Little(7)	6,625 Units	21.61%
Membership Units	Rod Wilkison	8 Units	0.03%
Membership Units	Mark Schmidt(7)	6,525 Units	21.28%
Membership Units	Chad Core(8)	1,925 Units	6.28%
Membership Units	Dean Buesing(9)	550 Units	1.79%
Membership Units	Dennis Wagner	1,239 Units	4.04%
Membership Units	All governors	11,520 Units	37.58%

(1)	The address of each individual is in care of us at 15045 Highway 23 S.E., Granite Falls, Minnesota 56241-0216.

(2)	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.

(3)	Includes 650 units owned by the Farmers Cooperative Elevator Company. Mr. Dubbelde is general manager and Mr. Enstad is a governor of Farmers Cooperative Elevator Company.

(4)	Includes 12 units owned by Oftedahl Partners and 1 unit owned by W.I.T.S. Ms. Oftedahl is a 25% owner of both entities.

(5)	Includes 50 units owned by Peterson Partners, of which Mr. Peterson is a partner.

(6)	Units are owned by the SSBD Partnership, of which Mr. Berg is a partner.

(7)	Includes 6,525 units owned by GLE. Mr. Schmidt, Mr. Little and Mr. Mudgett all sit on the Glacial Lakes Energy Board of Directors.

(8)	Includes 1,925 units owned by Fagen, Inc. Mr. Core is an employee of Fagen, Inc. currently working as a project developer.

(9)	Includes 250 units owned directly through Dean J. Buesing Revocable Living Trust and 300 units owned indirectly through Barbara J. Buesing Revocable Living Trust with his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2008.

BOARD OF GOVERNORS’ MEETINGS AND COMMITTEES

The board of governors generally meets once per month. The board of governors held 11 regularly scheduled meetings and 4 special meetings during the fiscal year ended October 31, 2008. All governors except for the Fagen, Inc. appointee attended at least 75% of the meetings of the board of governors during the fiscal year ended October 31, 2008.

The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company’s website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors’ attendance at annual meetings. Last year all of our governors except for the Fagen, Inc. appointee and the GLE appointtes attended the Company’s annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Governor Independence Standards

In determining independence, the board reviews whether governors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a governor’s relationship to the Company, the board considers the issues from the governor’s standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

All of our governors, except for Mr. Enstad and Mr. Dubbelde, are independent, as defined by NASDAQ Rule 4200 and 4350. Mr. Enstad serves on the board of directors of Farmers Cooperative Elevator Company, a member of the Company and the cooperative from which the Company procures its corn supply. Mr. Dubbelde serves as the general manager of Farmers Cooperative Elevator Company. The positions Messrs. Enstad and Dubbelde hold at the Farmers Cooperative Elevator Company preclude them from meeting the independence standards defined by NASDAQ Rule 4200 and 4350.

Code of Ethics

The board of governors has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and governors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Energy, 56241-0216.

Audit Committee

The Audit Committee of the board of governors operates under a charter adopted by the board of governors in Fall 2005. Under the charter, the Audit Committee must have at least three members. Our audit committee members are Paul Enstad, Julie Oftedahl-Volstad and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. The Audit Committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Under NASDAQ rules 4200 and 4350, a majority of our Audit

Committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. In addition, our Audit Committee charter requires a majority of our committee members to be independent. A majority of the members of our Audit Committee is independent as required by our Audit Committee charter.

Rod Wilkison serves as our Audit Committee financial expert. Mr. Wilkison’s experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the Audit Committee’s financial expert. Mr. Wilkison is independent within the definition of independence provided by NASDAQ rules 4200 and 4350 and our Audit Committee charter.

The Audit Committee held 4 meetings during the fiscal year ended October 31, 2008. All of our Audit Committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The Audit Committee delivered the following report to the board of governors of the Company on January 22, 2009. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 31, 2008. The Audit Committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q, and concluded that the provision of such services is compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P’s independence.

Our audit committee members are Paul Enstad, Julie Oftedahl-Volstad and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2008.

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P., as independent registered public accountants for the fiscal year November 1, 2008 to October 31, 2009. A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P., is expected to be present at the 2009 Annual Meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended October 31, 2008, and fiscal year ended October 31, 2007 are as follows:

Category	Fiscal Year	Fees

Audit Fees(1)	2008	$98,200
	2007	$99,900
Audit-Related Fees	2008	$—
	2007	$—
Tax Fees(2)	2008	$32,600
	2007	$19,800
All Other Fees(3)	2008	$—
	2007	$3,400

(1)	Audit fees include audit of the Company’s financial statements, reviews of the Company’s quarterly financial statements, other services related to SEC matters, and discussions with management and the Audit Committee.

(2)	The tax fees were billed for services rendered for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1’s.

(3)	All other fees relate to the review of the Company’s correspondence with the Minnesota Pollution Control Agency.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The nominating committee operates under a charter adopted by the board of governors in August 2007. Under the charter, the nominating committee must have at least three members. Ken Berg, Shannon Johnson and Dave Thompson currently serve as the Company’s nominating committee. The chairperson of the nominating committee is Dave Thompson, who is not a member of our board of governors.

The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent under the NASDAQ definition of independence. In addition, our nominating committee charter requires a majority of our committee members to be independent. Each member of our nominating committee is independent under our nominating committee charter.

The nominating committee held 3 meetings during the fiscal year ended October 31, 2008. Subsequent to the fiscal year end, our nominating committee held 2 meetings for the purpose of selecting nominees for the election of governors at the 2009 Annual Meeting. All of our nominating committee members attended each of the nominating committee meetings.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees;

•	Fill vacancies on the board of governors; and

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidates integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•	Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

Pursuant to the nominating committee’s charter, the nominating committee may consider potential governor candidates recommended by members. Company members may submit recommendations for candidates to the Chairman of the nominating committee. All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member’s name and contact information, a brief description of the candidate’s business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations must be received by the Company no later than November 1, 2009.

Dean Buesing, Dennis Wagner and Rodney Wilkison were selected as nominees for the election of governors at the 2009 Annual Meeting by the nominating committee.

Compensation Committee

The entire board of governors serves as the Company’s compensation committee. The compensation committee has the overall responsibility for approving and evaluating the Company’s governor and executive compensation plans, policies and programs. The compensation committee does not delegate any of its authority or obligations; however, the compensation committee does consider recommendations from the board of governors’ three member executive committee. Neither the Company nor the compensation committee has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate. The board of governors carried out its function as a compensation committee during two meetings held in the fiscal year ended October 31, 2008.

The compensation committee does not operate under a charter. The compensation committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2010 Annual Meeting of Members must be received by the Company no later than November 1, 2009. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. The Company suggests that the proposal be submitted by certified mail — return receipt requested.

Members who intend to present a proposal at the 2010 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than December 15, 2009. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If the Company does not receive notice of a member proposal intended to be submitted to the 2010 Annual Meeting by December 15, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2010 Annual Meeting by December 15, 2009, then the person named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

GOVERNOR NOMINATIONS

Nominations for the election of Governors may also be made by any member entitled to vote generally in the election of Governors. The nominations for our next annual meeting must be received by our secretary on November 1, 2009. The nomination must be in accordance with the provision of Rule 14a — 8 promulgated by the SEC under the Exchange Act. The Company suggests that governor nominations for the 2010 Annual Meeting of members be submitted by certified mail-return receipt requested. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the governors of the board, officers, or key employees of the Company. We consider all of our at-large governors other than Messrs. Berg and Wilkison to be our founders and promoters. We also do not consider any of our appointed governors to be our founders and promoters. Over the past five years we have engaged in the following transaction with our promoters and their affiliates:

Corn Storage and Grain Handling Agreement.

In October 2003, subsequently renegotiated in May 2004, we entered into a corn storage and grain handling agreement with Farmers Cooperative Elevator Company, one of our members. We purchase all of our corn from Farmers Cooperative Elevator Company. The price at which we purchase our corn is the bid price the member establishes for the plant plus a fee of $0.05 per bushel. For the fiscal year ended October 31, 2008, we had purchased approximately $78,415,000 worth of corn from Farmers Cooperative Elevator Company for use in our operations. Farmers Cooperative Elevator Company purchased 605 units in our offering and owns a total of 650 units.

Two of our governors, Mr. Dubbelde and Mr. Enstad are involved with Farmers Cooperative Elevator Company. Mr. Dubbelde is the general manager, and Mr. Enstad is a director of Farmers Cooperative Elevator Company. Although Messrs. Enstad and Dubbelde will not participate as governors in our decisions regarding Farmers Cooperative Elevator Company, Mr. Dubbelde will negotiate with us on behalf of Farmers Cooperative Elevator Company for the purchase of corn. All of this presents a potential conflict of interest for Messrs. Enstad and Dubbelde when advising us regarding contracts and agreements that we plan to enter into with Farmers Cooperative Elevator Company.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Paul Enstad is currently serving as our chairman and Tracey Olson is currently serving as our Chief Executive Officer (“CEO”). Stacie Schuler is our Chief Financial Officer (“CFO”).

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or payable by the Company to our principal officers and significant employees during the fiscal years ended October 21, 2007 and 2008, respectively. As of February 27, 2009, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Total

Tracey Olson, CEO	2008	$113,538.22	$0.00	$13,160.09	(1)	$126,699.12
	2007	100,039.00	30,000.00	—		130,039.00
Stacie Schuler, CFO	2008	78,164.89	6,539.79	4,154.06	(2)	88,858.74
	2007	74,274.16	8,057.85	2,760.42	(2)	85,092.43
Chad Friese — Risk Manager	2008	95,265.26	5,456.09	2,350.00	(2)	103,071.35
	2007	—	—	—		—

(1)	Includes compensation related to paid time off, vacation and personal use of a company vehicle.

(2)	Includes compensation related to paid time off and vacation.

GOVERNOR COMPENSATION

In October 2004, our board of governors approved a governor compensation policy. The policy provides for payment to governors of a monthly stipend plus a fee based on attendance at board and committee meetings. We pay our governors as follows: $1,000 per month to the chairman and secretary/treasurer and $750 per month to all other governors plus an additional $100 for attending meetings, including regular board meetings, of greater than one-half day in length and $50 for attending meetings less than one-half day in length; and $50 for attendance at meetings by conference call.

For Fiscal Year 2008, the Governors have received the following compensation:

		Fees Earned or	Additional
		Paid in Cash(1)	Compensation(2)	Total Compensation
Director	Fiscal Year	($)	($)	($)

Paul Enstad	2008	$14,150.00	$518.39	$14,668.39
Julie Oftedahl-Volsted	2008	$14,300.00	$454.11	$14,754.11
Scott Dubbelde	2008	$11,150.00	$691.77	$11,841.77
Shannon Johnson	2008	$11,500.00	$153.21	$11,653.21
Myron Peterson	2008	$10,950.00	$241.80	$11,191.80
Chad Core	2008	$9,100.00	$0.00	$9,100.00
Terry Little	2008	$9,800.00	$12.43	$9,812.43
Terry Mudgett	2008	$10,700.00	$63.36	$10,763.36
Ken Berg	2008	$11,200.00	$959.74	$12,159.74
Rod Wilkison	2008	$11,500.00	$795.18	$12,295.18
Mark Schmidt	2008	$5,950.00	$83.81	$6,033.81
Jon Anderson	2008	$3,950.00	$244.44	$4,194.44

(1)	Includes a monthly stipend plus a fee based on attendance at board and committee meetings. We pay our governors as follows: $1,000 per month to the chairman and secretary/treasurer and $750 per month to all other governors plus an additional $100 for attending meetings, including regular board meetings, of greater than one-half day in length and $50 for attending meetings less than one-half day in length; and $50 for attendance at meetings by conference call.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2008, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 27, 2009. The 2008 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov). Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

  MEMBER NAME:
  NUMBER OF UNITS:
  TELEPHONE NUMBER:

GRANITE FALLS ENERGY, LLC 2009 Annual Meeting — Thursday, March 19, 2009 For Unit Holders as of February 27, 2009 Proxy Solicited on Behalf of the Board of Governors ELECTION OF TWO GOVERNORS	Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Heather Michalski, at 302 5th St SW, Willmar, MN 56201. It must be received by Christianson & Associates no later than 5:00 p.m. on Monday, March 16, 2009.

You may vote for two (2) nominees.

	For	Abstain

Rod Wilkison, Incumbent -------------------->>>	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
Dennis Wagner --------------------------------->>>	☐	☐

Dean Buesing ---------------------------------->>>	☐	☐

By signing this proxy card, you appoint Myron Peterson as Proxy to represent you at the 2009 Annual Meeting of the Members to be held on Thursday, March 19, 2009, at the Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota, and any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:00 a.m. The 2009 Annual Meeting will commence at 9:00 a.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxy to take action in his discretion upon other matters that may properly come before the Meeting.

Please specify your choice by marking the appropriate box for each matter above. The Proxy cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Monday, March 16, 2009, or by submitting the proxy card in person when registering at the Annual Meeting. Registration for the Annual Meeting will begin at 8:00 a.m. on Thursday, March 19, 2009 at the Prairie’s Edge Casino Resort.

This proxy card, when properly executed, will be voted in the manner directed herein and authorizes the Proxy to take action in his discretion upon other matters that may properly come before the Meeting. If you do not mark any choices for governors, your proxy will be deemed an abstention. If you abstain by either marking the abstain boxes or by not marking any choices, your abstention will not be counted either for or against any nominee. However, your units will be counted in the determination of whether a quorum is present. If you only mark one (1) choice, then the Proxy will vote your units ONLY for the person you chose. In this situation, however, your units will be included in the determination of whether a quorum is present. If you mark more than two choices, the Proxy will not vote your units for any of the nominees. If you do not submit a proxy card or attend the 2009 Annual Meeting, your units will not be counted as a vote either for or against any nominee.

You may revoke your proxy by: (1) Voting in person at the 2009 Annual Meeting; or (2) Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Monday, March 16, 2009.

Signature:
Date:
Signature:
Date:
Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.